Exhibit 99.1

Codexis Reports Third Quarter 2018 Financial Results

Total revenues increase 70% to $16.9 million driven by higher product revenue and R&D revenue across an increased number of customers

Conference call begins at 4:30 p.m. Eastern time today

REDWOOD CITY, Calif. (November 8, 2018) - Codexis, Inc. (NASDAQ: CDXS), a leading protein engineering company, announces financial results for the three and nine months ended September 30, 2018 and provides a business update.

“We are pleased to report another quarter of outstanding financial performance with total revenues of $16.9 million, a 70% increase over the prior year,” said Codexis President and CEO John Nicols. “Adoption of our engineered proteins widened with 12 customers each contributing at least six-digit sales in the quarter. Product revenue was up 21% with a strong showing from Merck along with our first shipments of enzymes to Tate & Lyle for their zero-calorie TASTEVA® M Stevia Sweetener. Research & development (R&D) revenue increased 181% over the prior year and included strong contributions from Tate & Lyle, Nestlé Health Science, and our first project with a new global top 10 pharmaceutical customer.

“In addition, we announced earlier today the top-line results from the first-ever clinical trial with a Codexis-developed biotherapeutic, marking another significant advancement in our novel biotherapeutics program,” Nicols added. “All of the defined endpoints were met in our Phase 1a ascending dose trial in healthy volunteers with CDX-6114, our orally administrable enzyme candidate for the potential treatment of phenylketonuria (PKU).”

Third Quarter Financial Highlights
Codexis is reporting two business segments: the Performance Enzymes segment, which consists of its protein catalyst and enzyme product and service offerings with a focus on pharmaceutical, food, molecular diagnostics and other industrial markets; and the Novel Biotherapeutics discovery and development segment.

Total revenues for the third quarter of 2018 were $16.9 million, up 70% from $10.0 million for the third quarter of 2017, with the increase due to both higher product revenue and R&D revenue. Product revenue for the third quarter was $8.4 million, up 21% from $6.9 million for the third quarter of 2017, with the increase due to higher customer demand for enzymes. R&D revenue for the third quarter of 2018 was $8.5 million, up 181% from $3.0 million for the prior-year period, with the increase mainly attributable to collaborations with Tate & Lyle and Nestlé Health

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Science. R&D revenue for the third quarter of 2018 included $3.7 million from the Performance Enzymes segment and $4.8 million from the Novel Biotherapeutics segment. The company recorded no R&D revenue from the Novel Biotherapeutics segment in the third quarter of 2017.

Gross margin on product revenue for the third quarter of 2018 was 55%, up from 43% for the third quarter of 2017, with the increase due to favorable product mix.

R&D expenses were $7.9 million for the third quarter of 2018, compared with $8.1 million for the third quarter of 2017, with the decrease primarily due to lower outside services, partially offset by costs associated with higher headcount and an increase in lab supplies. R&D expenses for the third quarter of 2018 included $4.8 million from the Performance Enzymes segment and $2.9 million from the Novel Biotherapeutics segment. R&D expenses for the third quarter of 2017 included $4.4 million from the Performance Enzymes segment and $3.5 million from the Novel Biotherapeutics segment.

Selling, general and administrative (SG&A) expenses for the third quarter of 2018 were $7.3 million, compared with $8.0 million for the third quarter of 2017, with the decrease primarily due to lower legal expenses partially offset by increases in costs associated with higher headcount and outside services expense. SG&A expenses for the third quarter of 2018 included $1.9 million from the Performance Enzymes segment, $0.2 million from the Novel Biotherapeutics segment and $5.2 million in corporate overhead and depreciation expense. SG&A expenses for the third quarter of 2017 included $1.6 million from Performance Enzymes and $6.4 million in corporate overhead and depreciation expense. The company recorded no SG&A expenses from the Novel Biotherapeutics segment in the third quarter of 2017.

The net loss for the third quarter of 2018 was $2.0 million, or $0.04 per share, compared with a net loss for the third quarter of 2017 of $10.2 million, or $0.21 per share. Non-GAAP net income for the third quarter of 2018 was $91,000, or $0.00 per basic and diluted share, compared with a non-GAAP net loss for the third quarter of 2017 of $8.2 million, or $0.17 per share. A reconciliation of GAAP to non-GAAP measures is provided below.

Year-to-date Financial Results
Total revenues for the nine months ended September 30, 2018 were $44.5 million, up 57% from $28.3 million for the first nine months of 2017, and included $26.2 million in R&D revenue and $18.3 million in product revenue. R&D revenue for the first nine months of 2018 included $15.7 million from the Performance Enzymes segment and $10.5 million from the Novel Biotherapeutics segment. The company recorded no R&D revenue from the Novel Biotherapeutics segment for the first nine months of 2017.

Gross margin on product sales for the first nine months of 2018 and 2017 remained unchanged at 44%.

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R&D expenses for the first nine months of 2018 were $22.5 million, compared with $20.2 million for the first nine months of 2017, with the increase primarily due to higher headcount and an increase in lab supplies, partially offset by a decrease in outside services. R&D expenses for the first nine months of 2018 included $14.5 million from the Performance Enzymes segment and $7.3 million from the Novel Biotherapeutics segment. R&D expenses for the first nine months of 2017 included $12.6 million from the Performance Enzymes segment and $7.1 million from the Novel Biotherapeutics segment.

SG&A expenses for the first nine months of 2018 were $22.5 million, compared with $21.1 million for the first nine months of 2017, with the increase due to higher headcount, outside services and stock-based compensation expense offset by lower legal expenses. SG&A expenses for the first nine months of 2018 included $5.7 million from the Performance Enzymes segment, $0.6 million from the Novel Biotherapeutics segment and $16.2 million in corporate overhead and depreciation expense. SG&A expenses for the first nine months of 2017 included $5.2 million from Performance Enzymes and $15.9 million in corporate overhead and depreciation expense. The company recorded no SG&A expenses from the Novel Biotherapeutics segment in the first nine months of 2017.

The net loss for the first nine months of 2018 was $10.4 million, or $0.20 per share, compared with a net loss for the first nine months of 2017 of $24.0 million, or $0.53 per share. Non-GAAP net loss for the first nine months of 2018 was $3.4 million, or $0.07 per share, compared with non-GAAP net loss for the first nine months of 2017 of $18.0 million, or $0.39 per share.

Cash and cash equivalents as of September 30, 2018 were $54.2 million, compared with $31.2 million as of December 31, 2017.

2018 Financial Outlook
The company is updating its 2018 financial outlook as follows:

•	The total revenue range is narrowed to between $60 million and $62 million, representing an increase of 20% to 24% over 2017;

•	The product revenue range is narrowed to between $25 million and $27 million; and

•	Gross margin on product revenue is raised and is now between 47% and 50%.

Non-GAAP Financial Measures
Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude the non-cash items depreciation expense and stock-based compensation expense. Non-GAAP financial measures presented are non-GAAP net loss, non-GAAP net loss per share (basic and diluted) and the non-GAAP operating expenses non-GAAP R&D expense and non-GAAP SG&A expense. Non-GAAP operating expenses exclude stock-based compensation expense and depreciation of fixed assets.

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Codexis management uses these non-GAAP financial measures to monitor and evaluate the Company’s operating results and trends on an ongoing basis, and internally for operating, budgeting and financial planning purposes. Codexis management believes the non-GAAP information is useful for investors by offering them the ability to identify trends in what management considers to be Codexis’ core operating results and to better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all expenses that affect Codexis. These non-GAAP financial measures are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP, and therefore these non-GAAP results should only be used for evaluation in conjunction with the corresponding GAAP measures. A description of the non-GAAP calculations and reconciliation to comparable GAAP financial measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Conference Call and Webcast
Codexis will hold a conference call and audio webcast today beginning at 4:30 p.m. Eastern time. The conference call dial-in numbers are 855-890-8665 for domestic callers and 720-634-2938 for international callers, and the passcode is 3370326. A live webcast of the call will be available on the Investors section of www.codexis.com.

A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 855-859-2056 for domestic callers or 404-537-3406 for international callers. Please use the passcode 3370326 to access the recording. A webcast replay will be available on the Investors section of www.codexis.com for 30 days, beginning approximately two hours after the completion of the call.

About Codexis, Inc.
Codexis is a leading protein engineering company that applies its proprietary CodeEvolver® technology to develop proteins for a variety of applications, including as biocatalysts for the commercial manufacture of pharmaceuticals, fine chemicals and industrial enzymes, and enzymes as biotherapeutics and for use in molecular diagnostics. Codexis’ proven technology enables improvements in protein performance, meeting customer needs for rapid, cost-effective and sustainable manufacturing in multiple commercial-scale implementations of biocatalytic processes. For more information, see www.codexis.com.

Forward-Looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding Codexis, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including Codexis’ expectations regarding 2018 total revenues, product revenue and gross margin on product revenue, and continuing clinical development of CDX-6114. You should not place undue reliance on these forward-looking statemen

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ts because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: the uncertainties inherent in research and the clinical development process, including risks, uncertainties and costs associated with the successful development of biotherapeutic candidates, including obtaining development partners for Codexis’ unpartnered biotherapeutic programs and progressing such programs to clinical trials and regulatory approvals; Codexis’ dependence on its licensees and collaborators, including Codexis’ dependence on Nestlé Health Science for the successful development and commercialization of CDX-6114; Codexis’ dependence on a limited number of products and customers in its biocatalysis business; potential adverse effects to Codexis’ business if its customers’ pharmaceutical or food products are not received well in the markets; risks, uncertainties and costs associated with the successful development of biotherapeutic candidates, including obtaining development partners for its biotherapeutic programs and progressing such programs to clinical trials and regulatory approvals; Codexis’ ability to develop and commercialize new products for the biocatalysis markets; Codexis’ dependence on a limited number of contract manufacturers for large-scale production of its enzymes; Codexis’ ability to deploy its technology platform in new market spaces, including the fine chemicals, therapeutics and in vitro molecular diagnostics markets; Codexis’ ability to comply with the terms of its credit facility and its associated debt service obligations; Codexis’ need for additional capital in the future in order to expand its business or to adjust for market conditions or strategic considerations, which may involve Codexis entering into equity offerings, debt financings, credit facilities and/or strategic collaborations; Codexis’ dependence on key personnel; Codexis’ ability to establish and maintain adequate protection for intellectual property, trade secrets and other proprietary rights covering its technologies; and any claims by third parties that Codexis is infringing their intellectual property rights or other proprietary rights. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 15, 2018 and Form 10-Q filed with the SEC on August 9, 2018, including under the caption “Risk Factors” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:
LHA Investor Relations
Jody Cain, 310-691-7100 jcain@lhai.com
Financial Tables to Follow

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Codexis, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Product revenue	$8,405	$6,948	$18,291	$19,134
Research and development revenue	8,541	3,036	26,235	9,167
Total revenues	16,946	9,984	44,526	28,301
Costs and operating expenses:
Cost of product revenue	3,791	3,976	10,228	10,768
Research and development	7,917	8,055	22,464	20,242
Selling, general and administrative	7,344	7,989	22,485	21,141
Total costs and operating expenses	19,052	20,020	55,177	52,151
Loss from operations	(2,106)	(10,036)	(10,651)	(23,850)
Interest income	199	28	444	96
Other expenses, net	(80)	(68)	(221)	(80)
Loss before income taxes	(1,987)	(10,076)	(10,428)	(23,834)
Provision for (benefit from) income taxes	1	150	(11)	132
Net loss	$(1,988)	$(10,226)	$(10,417)	$(23,966)

Net loss per share, basic and diluted	$(0.04)	$(0.21)	$(0.20)	$(0.53)
Weighted average common stock shares used in computing net loss per share, basic and diluted	53,597	48,147	51,609	45,568

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Codexis, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In Thousands)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$54,225	$31,219
Accounts receivable, net	9,308	11,800
Inventories, net	830	1,036
Prepaid expenses and other current assets	2,219	984
Contract assets	1,868	—
Total current assets	68,450	45,039
Restricted cash	1,422	1,557
Marketable securities	652	671
Property and equipment, net	4,531	2,815
Goodwill	3,241	3,241
Other non-current assets	304	302
Total assets	$78,600	$53,625
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,280	$3,545
Accrued compensation	5,162	4,753
Other accrued liabilities	5,933	4,362
Deferred revenue	4,253	12,292
Total current liabilities	17,628	24,952
Deferred revenue, net of current portion	4,431	1,501
Lease incentive obligation, net of current portion	142	460
Financing obligation, net of current portion	122	302
Other long-term liabilities	1,504	1,863
Total liabilities	23,827	29,078

Stockholders' equity:
Common stock	5	5
Additional paid-in capital	384,782	340,079
Accumulated other comprehensive loss	—	(472)
Accumulated deficit	(330,014)	(315,065)
Total stockholders' equity	54,773	24,547
Total liabilities and stockholders' equity	$78,600	$53,625

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Codexis, Inc.
Segmented Information
(Unaudited)
(In Thousands)

	Three months ended September 30, 2018			Three months ended September 30, 2017
	Performance Enzymes	Novel Biotherapeutics	Total	Performance Enzymes	Novel Biotherapeutics	Total
Revenues:
Product revenue	$8,405	$—	$8,405	$6,948	$—	$6,948
Research and development revenue	3,720	4,821	8,541	3,036	—	3,036
Total revenues	12,125	4,821	16,946	9,984	—	9,984
Costs and operating expenses:
Cost of product revenue	3,791	—	3,791	3,976	—	3,976
Research and development (1)	4,758	2,920	7,678	4,410	3,474	7,884
Selling, general and administrative	1,870	165	2,035	1,649	—	1,649
Total segment costs and operating expenses	10,419	3,085	13,504	10,035	3,474	13,509
Income (loss) from operations	$1,706	$1,736	$3,442	$(51)	$(3,474)	$(3,525)
Corporate costs (2)			(5,120)			(6,310)
Depreciation			(309)			(241)
Loss before income taxes			$(1,987)			$(10,076)
(1) Research and development expenses exclude depreciation and amortization.
(2) Corporate costs included unallocated selling, general and administrative expense, interest income, and other income and expenses.

	Nine months ended September 30, 2018			Nine months ended September 30, 2017
	Performance Enzymes	Novel Biotherapeutics	Total	Performance Enzymes	Novel Biotherapeutics	Total
Revenues:
Product revenue	$18,291	$—	$18,291	$19,134	$—	$19,134
Research and development revenue	15,728	10,507	26,235	9,167	—	9,167
Total revenues	34,019	10,507	44,526	28,301	—	28,301
Costs and operating expenses:
Cost of product revenue	10,228	—	10,228	10,768	—	10,768
Research and development (1)	14,548	7,294	21,842	12,582	7,134	19,716
Selling, general and administrative	5,695	615	6,310	5,238	—	5,238
Total segment costs and operating expenses	30,471	7,909	38,380	28,588	7,134	35,722
Income (loss) from operations	$3,548	$2,598	$6,146	$(287)	$(7,134)	$(7,421)
Corporate costs (2)			(15,762)			(15,618)
Depreciation			(812)			(795)
Loss before income taxes			$(10,428)			$(23,834)
(1) Research and development expenses exclude depreciation and amortization.
(2) Corporate costs included unallocated selling, general and administrative expense, interest income, and other income and expenses.

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Codexis, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

(i) Research and development expenses
Research and development expenses - GAAP	$7,917	$8,055	$22,464	$20,242
Non-GAAP adjustments:
Depreciation expense(a)	(239)	(173)	(623)	(530)
Stock-based compensation(b)	(552)	(386)	(1,555)	(1,050)
Research and development expenses - Non-GAAP	$7,126	$7,496	$20,286	$18,662

(ii) Selling, general and administrative expenses
Selling, general and administrative expenses - GAAP	$7,344	$7,989	$22,485	$21,141
Non-GAAP adjustments:
Depreciation expense(a)	(70)	(67)	(189)	(265)
Stock-based compensation(b)	(1,218)	(1,447)	(4,652)	(4,162)
Selling, general and administrative expenses - Non-GAAP	$6,056	$6,475	$17,644	$16,714

(iii) Net Income (loss)
Net loss - GAAP	$(1,988)	$(10,226)	$(10,417)	$(23,966)
Non-GAAP adjustments:
Depreciation expense(a)	309	240	812	795
Stock-based compensation(b)	1,770	1,833	6,207	5,212
Net Income (loss) - Non-GAAP	$91	$(8,153)	$(3,398)	$(17,959)

(iv) Net Income (loss) per share
Net income (loss) per share - GAAP, basic	$(0.04)	$(0.21)	$(0.20)	$(0.53)
Adjustments to GAAP net income (loss) per share (as detailed above)	0.04	0.04	0.13	0.14
Net income (loss) per share - Non-GAAP, basic	$—	$(0.17)	$(0.07)	$(0.39)

Net income (loss) per share - GAAP, diluted	$(0.04)	$(0.21)	$(0.20)	$(0.53)
Adjustments to GAAP net income (loss) per share (as detailed above)	0.04	0.04	0.13	0.14
Net income (loss) per share - Non-GAAP, diluted	$—	$(0.17)	$(0.07)	$(0.39)

Weighted average common shares used in computing GAAP and non-GAAP net income (loss) per share, basic	53,597	48,147	51,609	45,568

Weighted average common shares used in computing GAAP net income (loss) per share, diluted	53,597	48,147	51,609	45,568
Effect of dilutive shares	4,415	—	—	—
Weighted average common shares used in computing non-GAAP net income (loss) per share, diluted	58,012	48,147	51,609	45,568

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These non-GAAP financial measures exclude the following items:
(a) Depreciation expense: we provide non-GAAP information which excludes depreciation expense related to the depreciation of property and equipment. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the acquisition of property and equipment, and the corresponding depreciation expense, can be inconsistent in amount and can vary from period to period.
(b) Stock-based compensation expense: we provide non-GAAP information which excludes expenses for stock-based compensation. We believe the exclusion of this item allows for financial results that are more indicative of our operations. We also believe that the exclusion of stock-based compensation expense provides for a better comparison of Codexis' operating results to prior periods as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types.
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